SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Host Hotels & Resorts, Inc. (“Host Inc.”) announced today that Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, has entered into a second amended and restated bank credit facility. The terms “we”, “our” or “us” refer to Host Inc. and Host LP together, unless the context indicates otherwise.

See discussion of the second amended and restated bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

On May 25, 2007, we entered into a second amended and restated bank credit facility (the “Credit Facility”) with Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citicorp North America Inc., Société Générale and Calyon New York Branch, as Co-Documentation Agents and certain other agents and lenders. The Credit Facility replaces our prior bank credit facility and provides aggregate revolving loan commitments in the amount of $600 million. During any period in which our leverage ratio equals or exceeds 7.0x, new borrowings are limited to such amount as does not cause the aggregate outstanding principal amount under the Credit Facility to exceed $300 million. The Credit Facility also includes subcommitments for (i) the issuance of letters of credit in an aggregate amount of $10 million and (ii) loans in certain foreign currencies in an aggregate amount of $300 million, (A) $150 million of which may be loaned to certain of our Canadian subsidiaries in Canadian Dollars, (B) $300 million of which may be loaned to us in Pounds Sterling and (C) $300 million of which may be loaned to us or our subsidiary, Host Euro Business Trust, in Euros. The Credit Facility has an initial scheduled maturity in September 2011. We have an option to extend the maturity for an additional year if certain conditions are met at the time of the initial scheduled maturity. Subject to certain conditions, we also have the option to increase the amount of the facility by up to $400 million to the extent that any one or more lenders, whether or not currently party to the Credit Facility, commits to be a lender for such amount.

The debt under the Credit Facility is guaranteed by certain of our existing subsidiaries and is currently secured by pledges of equity interests in many of our subsidiaries. As with the prior facility, the pledges are permitted to be released in the event that certain conditions are satisfied, including the requirement that our leverage ratio falls below 6.0x for two consecutive fiscal quarters. As a result of having satisfied such conditions under the prior credit facility, currently we are not required to pledge our equity interests in any newly acquired or formed subsidiary, and at our election, may obtain a release of all existing pledges for so long as our leverage ratio continues to not equal or exceed 6.0x for two consecutive fiscal quarters. The guarantees and pledges ratably benefit our Credit Facility as well as the notes outstanding under our senior notes indenture and interest rate swap agreements and other hedging agreements with lenders that are parties to the Credit Facility.

As of the date hereof, we have not made any drawings under the Credit Facility.

Financial Covenants

Unlike our prior facility, the revolving loan commitment under the Credit Facility is limited to one tranche rather than being divided into two separate tranches for which different pricing and financial covenants are applicable. While the financial covenants under the Credit Facility are generally comparable to those contained in our prior facility (including covenants concerning leverage, fixed charge coverage and unsecured interest coverage), they are set at less restrictive levels than the corresponding covenants contained in our prior facility. Specifically, prior to the end of our third quarter of 2009, we are permitted to make borrowings and maintain amounts outstanding under the Credit Facility so long as our leverage ratio is not in excess of 7.5x and our unsecured coverage ratio is not less than 1.5x. Thereafter, the maximum leverage ratio under the Credit Facility is reduced to 7.25x, with the minimum unsecured coverage ratio continuing to be set at 1.5x. The financial covenants for the Credit Facility do

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not apply when there are no borrowings under the Credit Facility. Hence, so long as there are no amounts outstanding, we would not be in default if we do not satisfy the financial covenants and we do not lose the potential to draw under the Credit Facility in the future if we were ever to come back into compliance with the financial covenants.

Interest and Fees

We pay interest on borrowings under the Credit Facility at floating interest rates plus a margin that is set with reference to our leverage ratio (which, in the case of LIBOR borrowings in Dollars, as well Euro and Pounds Sterling denominated borrowings, ranges from 0.65% to 1.50%). To the extent that amounts under the Credit Facility remain unused, we pay a quarterly commitment fee on the unused portion of the loan commitment.

Other Covenants and Events of Acceleration

Our Credit Facility imposes restrictions on customary matters that were also restricted in our prior facility. As with our prior facility, certain covenants are permitted to become less restrictive at any time that our leverage ratio falls below 6.0x. In particular, at any time that our leverage ratio is below 6.0x, we will not be subject to limitations on capital expenditures, and the limitations on acquisitions, investments and dividends contained in the Credit Facility will be superseded by the generally less restrictive corresponding covenants in our senior notes indenture.

As with the prior facility, the Credit Facility reflects restrictions on incurrence of debt and the payment of dividends that are generally consistent with our senior notes indenture. These provisions, under certain circumstances, limit debt incurrence to that incurred under the Credit Facility or in connection with a refinancing, and limit dividend payments to those necessary to maintain the tax status as a REIT of Host Inc.

The Credit Facility also includes usual and customary events of default for facilities of this nature, and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the Credit Facility may be accelerated, the lenders’ commitments may be terminated and the lenders may foreclose on the collateral. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility will automatically become due and payable and the lenders’ commitments will automatically terminate.

Existing Relationships with the Lenders

We have ongoing relationships with all of the lenders that are parties to the Credit Facility for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. We have also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of our senior notes and equity securities. The Bank of New York also acts as trustee for our senior notes.

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Forward-looking Statements

In this report on Form 8-K, we make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance that involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include those risk

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factors discussed in our Annual Report on Form 10–K for the year ended December 31, 2006 and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among Host Hotels & Resorts, L.P., Host Euro Business Trust, Certain Canadian Subsidiaries of Host Hotels & Resorts, L.P., Deutsche Bank AG New York Branch, Bank of America, N.A., Citicorp North America, Inc., Société Générale, Calyon New York Branch, and Various Lenders.

10.2	Second Amended and Restated Pledge and Security Agreement, dated as of May 25, 2007, among Host Hotels & Resorts, L.P. and the other Pledgors named therein and Deutsche Bank AG New York Branch, as Collateral Agent.

10.3	Second Amended and Restated Subsidiaries Guaranty, dated as of May 25, 2007, by the subsidiaries of Host Hotels & Resorts, L.P. named as Guarantors therein.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ Larry K. Harvey
Name:	Larry K. Harvey
Title:	Senior Vice President and Chief Accounting Officer

Date: June 1, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among Host Hotels & Resorts, L.P., Host Euro Business Trust, Certain Canadian Subsidiaries of Host Hotels & Resorts, L.P., Deutsche Bank AG New York Branch, Bank of America, N.A., Citicorp North America, Inc., Société Générale, Calyon New York Branch, and Various Lenders.

10.2	Second Amended and Restated Pledge and Security Agreement, dated as of May 25, 2007, among Host Hotels & Resorts, L.P. and the other Pledgors named therein and Deutsche Bank AG New York Branch, as Collateral Agent.

10.3	Second Amended and Restated Subsidiaries Guaranty, dated as of May 25, 2007, by the subsidiaries of Host Hotels & Resorts, L.P. named as Guarantors therein.